CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 90 to the Registration Statement (Form N-1A Nos. 2-33733 and 811-01899) of our report dated April 23, 2020 on the financial statements and financial highlights of BNY Mellon Research Growth Fund, Inc. (the “Fund”) included in the Fund’s annual report for the fiscal year ended February 29, 2020.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

June 24, 2020